Exhibit 99.2

Delphi Technologies reports first quarter results

•	Revenue significantly outperformed the market in Q1

•	Structural cost reduction initiatives ahead of schedule

•	Strengthened liquidity position, with Q1 ending cash balance of $611 million

•	Announced amended transaction agreement with BorgWarner; remain on track to close in second half of 2020

LONDON, May 6, 2020 - Delphi Technologies PLC (NYSE: DLPH) (“Delphi Technologies” or the “Company”) today announced financial results for its first quarter 2020.

Q1 2020 results

	Revenue		Operating Income		Operating Income Margin		Net Income per Share - Diluted	Cash From Operations
GAAP	$945	M	$(20	) M	(2.1)%		$(0.66)	$31 M
vs. Q1 2019	(18)%		(136)%		(690	) pts	(467)%	$10 M

	Adj. Revenue Growth		Adj. Operating Income		Adj. Operating Income Margin		Adj. Net Income per Share - Diluted
Non-GAAP	N/A		$40	M	4.2%		$0.22
vs. Q1 2019	(16)%		(54)%		(340	) pts	(67)%

Q1 2020

•

Revenue of $945 million decreased 18% percent from Q1 2019. Adjusting for currency exchange, revenue decreased 16%. The decline was primarily due to lower global production and the closure of customer production sites related to COVID-19 and the downward trend in passenger car diesel fuel injection systems in Europe, partially offset by solid growth in advanced gasoline direct injection fuel systems.

•

On a regional basis, adjusted revenue reflects decreases of 20% in Europe, 23% in North America, and 15% in South America, partially offset by an increase of 6% in Asia Pacific, including an increase of 12% in China.

•

Operating loss was $20 million, compared to operating income of $55 million in the prior year period. Adjusted operating income was $40 million, compared to $87 million in the prior year period. The decline was primarily due to lower volumes and unfavorable product mix, most notably between higher margin passenger car diesel fuel injection systems and lower margin advanced gasoline direct injection fuel systems, offset by structural cost reductions.

•	Quarterly earnings per diluted share of $(0.66), compared to $0.18 in the prior year period. Excluding special items, earnings per diluted share was $0.22, compared to $0.67 in the prior year period.

•

Cash flow from operating activities was $31 million, compared to $21 million in the prior year period. The year-on-year increase is primarily due to changes in working capital inflow, offset by the decrease in net income.

•	Cash balance of $611 million as of March 31, 2020, including $500 million of unused amounts drawn on the Company’s Revolving Credit Facility.

CEO comments

“In the face of unprecedented uncertainty and a significant decline in global production, I am pleased with our strong revenue outgrowth and cash flow performance in Q1. During the COVID-19 pandemic, our focus has and continues to be on the safety of our people, customers and suppliers and on adhering to government directives, while taking the necessary actions to navigate the significant shorter-term impacts to our industry. Our restructuring initiatives and footprint consolidation plans are ahead of schedule, allowing us to accelerate our cost savings and preserve cash” said Richard F. Dauch, Chief Executive Officer of Delphi Technologies.

“We are pleased to be proceeding with the transaction with BorgWarner which we continue to believe delivers clear benefits to all Delphi Technologies stakeholders, particularly in light of the current market and macroeconomic environment. The combination will create a company uniquely equipped to serve both OEM and aftermarket customers. Together we will be able to address market trends toward electrification while satisfying the ongoing demand for clean, efficient, combustion technologies.”

Amended Transaction Agreement with BorgWarner

BorgWarner Inc. (NYSE: BWA) and Delphi Technologies today announced that the companies have amended certain terms of the definitive transaction agreement they originally entered into on January 28, 2020 under which BorgWarner will acquire Delphi Technologies in an all-stock transaction. The amendment represents a resolution to BorgWarner’s previously stated assertion that Delphi Technologies materially breached the definitive transaction agreement by drawing down on its full $500 million Revolving Credit Facility without BorgWarner’s consent, which Delphi Technologies disputed on the basis that BorgWarner unreasonably withheld and conditioned its consent.

Under the terms of the amendment, which has been approved by the boards of directors of both companies. BorgWarner consents to Delphi Technologies’ recent draw down of its revolver. The amended transaction agreement also provides for new closing conditions requiring that, at the time of the transaction closing, the total amount of Delphi Technologies’ outstanding revolver borrowings does not exceed $225 million, and net of its cash balances, does not exceed $115 million, and its net debt-to-adjusted EBITDA ratio does not exceed a specified threshold. As part of resolving the dispute, the parties have also agreed to a revised exchange ratio pursuant to which Delphi Technologies’ shareholders will receive 0.4307 shares of BorgWarner common stock for each Delphi Technologies share. This represents a 5% reduction in the exchange ratio relative to the exchange ratio contained in the original agreement. In accordance with the amended terms, current BorgWarner and Delphi Technologies shareholders would own approximately 85% and 15%, respectively, of the outstanding shares of the combined company following completion of the transaction. All other terms and conditions of the original transaction agreement remain substantially the same.

The integration planning teams continue to work diligently toward the closing of the transaction, which is expected to occur in the second half of 2020, subject to approval by Delphi Technologies’ shareholders, receipt of required regulatory approvals and satisfaction or waiver of other closing conditions.

Amendment to Credit Agreement

Delphi Technologies also announced today that it had amended its existing Credit Agreement given the impact of COVID-19 on the global automotive industry. The Company believes that the amendments significantly enhance its financial flexibility to manage through the unprecedented market disruption caused by the pandemic. With the support of its lending group, the amendments include changes to the definition of the Company’s net leverage ratio as well as increasing the maximum permitted leverage ratio. For more details, please refer to the Company’s Form 8-K, dated May 6, 2020, filed with the Securities and Exchange Commission (the “SEC”).

Use of non-GAAP financial information

This press release contains information about Delphi Technologies’ financial results which are not presented in accordance with U.S. GAAP. Specifically, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income per Share and the Adjusted Effective Tax Rate are non-GAAP financial measures. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax expense, equity income, net of tax, restructuring, separation and transformation costs, asset impairments, pension charges and Transaction related costs. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales.

Adjusted Net Income represents net income attributable to Delphi Technologies before restructuring and other special items, including the tax impact thereon. Adjusted Net Income per Share represents Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Adjusted Effective Tax Rate represents income tax expense less the income tax related to the adjustments noted above for Adjusted Net Income, divided by income before income taxes less adjustments.

In addition, this press release contains information about the Company’s adjusted revenue, which is presented on a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates that occurred between the comparative periods. Constant currency net sales results are calculated by translating current period net sales in local currency to the U.S. dollar amount by using the currency conversion rate for the prior comparative period. The Company consistently applies this approach to net sales for all countries where the functional currency is not the U.S. dollar. The Company believes that this presentation provides useful supplemental information regarding changes in our revenue that were not due to fluctuations in currency exchange rates and such information is consistent with how the Company assesses changes in its revenue between comparative periods.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income per Share are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.

Such non-GAAP financial measures are reconciled to the most directly comparable U.S. GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for the Company’s reported results prepared in accordance with U.S. GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

Forward-looking statements

This press release, as well as other statements made by Delphi Technologies PLC, contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that reflect, when made, the Company’s current views with respect to future events, including the proposed acquisition of the Company by BorgWarner (the “proposed transaction or the “Transaction”) and financial performance, or that are based on its management’s current outlook, expectations, estimates and projections, including with respect to the combined company following the proposed transaction, if completed. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” the negatives thereof and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic and of businesses’ and governments’ responses to the pandemic on our operations and personnel, and on commercial activity and demand across our and our customers’ businesses, and on global supply chains; uncertainties around the extent to which the COVID-19 pandemic and related impacts will continue to adversely impact our financial condition and results of operations; global and regional economic conditions, including conditions affecting the credit market and those resulting from the United Kingdom referendum held on June 23, 2016 in which voters approved an exit from the European Union, commonly referred to as “Brexit”; risks inherent in operating as a global company, such as, fluctuations in interest rates and foreign currency exchange rates and economic, political and trade conditions around the world; the cyclical nature of automotive sales and production; the potential disruptions in the supply of and changes in the competitive environment for raw material integral to the Company’s products; the Company’s ability to maintain contracts that are critical to its operations; potential changes to beneficial free trade laws and regulations such as the North American Free Trade Agreement; the ability of the Company to achieve the intended benefits from its separation from its former parent or from acquisitions the Company may make; the ability of the Company to attract, motivate and/or retain key executives; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers; the ability of the Company to attract and retain customers; changes in the costs of raw materials; the Company’s indebtedness, including the amount thereof and capital availability and cost; the cost and outcome of any claims, legal proceedings or investigations; the failure or breach of information technology systems; severe weather conditions and natural disasters and any resultant disruptions on the supply or production of goods or services or customer demands; acts of war and/or terrorism, as well as the impact of actions taken by governments as a result of further acts or threats of terrorism; the possibility that the proposed transaction will not be pursued; failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to the proposed transaction; adverse effects on the market price of the Company’s ordinary shares or BorgWarner’s shares of common stock and on the Company’s or BorgWarner’s operating results because of a failure to complete the proposed transaction; failure to realize the expected benefits of the proposed transaction; failure to promptly and effectively integrate the Company’s businesses; negative effects relating to the announcement of the proposed transaction or any further announcements relating to the proposed transaction or the consummation of the proposed transaction on the market price of the Company’s ordinary shares or BorgWarner’s shares of common stock; significant transaction costs and/or unknown or inestimable liabilities; potential litigation associated with the proposed transaction; general economic and business conditions that affect the combined company following the consummation of the proposed transaction; changes in global, political, economic, business, competitive, market and regulatory forces; changes in tax laws, regulations, rates and policies; future business acquisitions or disposals; competitive developments; and the timing and occurrence (or non-occurrence) of other events or circumstances that may be beyond the Company’s control. Additional factors are discussed under the captions “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the SEC. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company’s forward-looking statements speak only as of the date of this communication or as of the date they are made. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law. All subsequent written and oral forward-looking statements attributable to the Company or its directors, executive officers or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

No offer or solicitation

This press release contains information about the Company’s financial results and proposed transaction. This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued in the proposed transaction are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the Securities Act.

Participants in the solicitation

The Company, BorgWarner and certain of their respective directors, executive officers and employees may be deemed “participants” in the solicitation of proxies from the Company’s shareholders in respect of the proposed transaction. Information regarding the foregoing persons, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement filed on Schedule 14A with the SEC on March 11, 2020 (the “preliminary proxy statement”) and will be set forth in a definitive proxy statement and any other relevant documents to be filed with the SEC. You can find information about the Company’s directors and executive officers in its Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2019 and its definitive proxy statement filed with the SEC on Schedule 14A on March 15, 2019. You can find information about BorgWarner’s directors and executive officers in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and its definitive proxy statement filed with the SEC on Schedule 14A on March 20, 2020.

Additional information and where to find it

This communication may be deemed solicitation material in respect of the proposed transaction. In connection with the proposed transaction, the Company filed with the SEC the preliminary proxy statement and the Company will file with the SEC and furnish to its shareholders a definitive proxy statement on Schedule 14A and other relevant documents. This communication does not constitute a solicitation of any vote or approval. Before making any voting decision, the Company’s shareholders are urged to read the proxy statement and any other relevant documents filed or to be filed with the SEC in connection with the proposed transaction or incorporated by reference in the proxy statement carefully and in their entirety when they become available because they contain or will contain important information about the proposed transaction and the parties to the proposed transaction.

Investors are able to obtain free of charge the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC (when available) at the SEC’s website at http://www.sec.gov. In addition, the preliminary proxy statement, the definitive proxy statement and the Company’s and BorgWarner’s respective annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, are available free of charge through the Company’s and BorgWarner’s websites at www.delphi.com and www.borgwarner.com, respectively, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

General

The release, publication or distribution of this communication in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this communication and all other documents relating to the proposed transaction are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any such jurisdictions. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the proposed transaction disclaim any responsibility or liability for the violations of any such restrictions by any person.

Any response in relation to the proposed transaction should be made only on the basis of the information contained in the proxy statement and other relevant documents. Company shareholders are advised to read carefully the formal documentation in relation to the proposed transaction once the proxy statement and other relevant documents have been dispatched.

About Delphi Technologies

Delphi Technologies is a global provider of propulsion technologies that make vehicles drive cleaner, better and further. It offers pioneering solutions for internal combustion engine, hybrid and electric passenger cars and commercial vehicles. Delphi Technologies builds on its Original Equipment expertise to provide leading service solutions for the aftermarket. Headquartered in London (UK), the company operates technical centers, manufacturing sites, customer support service centers in 24 countries and employs more than 21,000 people around the world. Visit www.delphi.com to learn more.

Contacts

Investor Relations contact:

Sherief Bakr

sherief.bakr@delphi.com

+44 203 057 4241

Corporate:

Anna Mitchell (Global/UK)

anna.mitchell@delphi.com

+44 7919 293 056

Kristen Kinley (Global/Americas)

kristen.kinley@delphi.com

+1 248 535 3930

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DELPHI TECHNOLOGIES PLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2020	2019
	(in millions, except per share amounts)
Net sales	$945	$1,151
Operating expenses:
Cost of sales	824	983
Selling, general and administrative	95	104
Amortization	3	6
Restructuring	43	3

Total operating expenses	965	1,096

Operating (loss) income	(20)	55
Interest expense	(16)	(18)
Other income (expense), net	2	(12)

(Loss) income before income taxes and equity income	(34)	25
Income tax expense	(20)	(8)

(Loss) income before equity income	(54)	17
Equity income, net of tax	—	2

Net (loss) income	(54)	19
Net income attributable to noncontrolling interest	3	3

Net (loss) income attributable to Delphi Technologies	$(57)	$16

Net income per share attributable to Delphi Technologies:
Basic	$(0.66)	$0.18
Diluted	$(0.66)	$0.18
Weighted average ordinary shares outstanding:
Basic	86.17	88.45
Diluted	86.28	88.55

DELPHI TECHNOLOGIES PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2020 (Unaudited)	December 31, 2019
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$611	$191
Accounts receivable, net	777	821
Inventories, net	450	447
Other current assets	160	189

Total current assets	1,998	1,648
Long-term assets:
Property, net	1,478	1,509
Investments in affiliates	41	42
Intangible assets, net	48	53
Goodwill	6	7
Deferred income taxes	260	269
Other long-term assets	233	219

Total long-term assets	2,066	2,099

Total assets	$4,064	$3,747

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$49	$40
Accounts payable	672	717
Accrued liabilities	475	466

Total current liabilities	1,196	1,223
Long-term liabilities:
Long-term debt	1,935	1,455
Pension and other postretirement benefit obligations	372	404
Other long-term liabilities	195	210

Total long-term liabilities	2,502	2,069

Total liabilities	3,698	3,292

Total Delphi Technologies shareholders’ equity	233	315
Noncontrolling interest	133	140

Total shareholders’ equity	366	455

Total liabilities and shareholders’ equity	$4,064	$3,747

DELPHI TECHNOLOGIES PLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2020	2019
	(in millions)
Cash flows from operating activities:
Net (loss) income	$(54)	$19
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57	51
Impairment of assets	3	3
Restructuring expense, net of cash paid	10	(6)
Deferred income taxes	(1)	(3)
Pension and other postretirement benefit expenses	—	21
Income from equity method investments	—	(2)
Other, net	4	4
Changes in operating assets and liabilities:
Accounts receivable, net	44	(36)
Inventories, net	(3)	(28)
Accounts payable	(14)	(6)
Other, net	(5)	18
Pension contributions	(10)	(14)

Net cash provided by operating activities	31	21

Cash flows from investing activities:
Capital expenditures	(85)	(131)
Proceeds from sale of property	2	2
Dividends from equity method investment	1	—
Cost of technology investments	(1)	—
Settlement of undesignated derivatives	(1)	(2)

Net cash used in investing activities	(84)	(131)

Cash flows from financing activities:
Net repayments under other short-term debt agreements	(2)	—
Repayments under long-term debt agreements	(9)	(9)
Net borrowings under revolving credit facility	500	—
Dividend payments of consolidated affiliates to minority shareholders	(8)	(8)
Repurchase of ordinary shares	—	(14)
Taxes withheld and paid on employees’ restricted share awards	(1)	(1)
Fees associated with amendments to long-term debt agreements	(3)	—

Net cash provided by (used in) financing activities	477	(32)

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(4)	—

Increase (decrease) in cash, cash equivalents and restricted cash	420	(142)
Cash, cash equivalents and restricted cash at beginning of period	191	360

Cash, cash equivalents and restricted cash at end of period	$611	$218

DELPHI TECHNOLOGIES PLC

FOOTNOTES

(Unaudited)

1. Segment Summary

	Three Months Ended March 31,
	2020	2019	%
	(in millions)
Net Sales
Fuel Injection Systems	$393	$454	(13)%
Powertrain Products	261	327	(20)%
Electrification & Electronics	178	243	(27)%
Aftermarket	174	193	(10)%
Corporate Costs and Other (a)	(61)	(66)	(8)%

Net Sales	$945	$1,151

Adjusted Operating Income
Fuel Injection Systems	$18	$23	(22)%
Powertrain Products	35	61	(43)%
Electrification & Electronics	1	17	(94)%
Aftermarket	15	15	—%
Corporate Costs and Other (a)	(29)	(29)	—%

Adjusted Operating Income	$40	$87

(a)

Corporate costs and Other includes corporate related expenses not allocated to operating segments, which primarily includes executive administration, corporate finance, legal, human resources, supply chain management and information technology. This row also includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding

The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Delphi Technologies for the three months ended March 31, 2020 and 2019:

	Three Months Ended March 31,
	2020	2019
	(in millions, except per share data)
Weighted average ordinary shares outstanding, basic	86.17	88.45
Dilutive shares related to RSUs	0.11	0.10

Weighted average ordinary shares outstanding, including dilutive shares	86.28	88.55
Net income per share attributable to Delphi Technologies:
Basic	$(0.66)	$0.18
Diluted	$(0.66)	$0.18

DELPHI TECHNOLOGIES PLC

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Operating Income,” “Adjusted Net Income” and “Adjusted Net Income per Share.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income, net, income tax expense, equity income, net of tax, restructuring, separation and transformation costs, asset impairments, pension charges and Transaction related costs. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Consolidated Adjusted Operating Income

	Three Months Ended March 31,
	2020		2019
	($ in millions)
	$	Margin	$	Margin
Net (loss) income attributable to Delphi Technologies	$(57)		$16
Net income attributable to noncontrolling interest	3		3

Net (loss) income	(54)		19
Equity income, net of tax	—		(2)
Income tax expense	20		8
Other (income) expense, net	(2)		12
Interest expense	16		18

Operating (loss) income	(20)	(2.1)%	55	4.8%

Restructuring	43		3
Separation and transformation costs (1)	3		18
Transaction related costs (2)	12		—
Asset impairments	—		3
Pension charges (3)	2		8

Adjusted operating income	$40	4.2%	$87	7.6%

(1)

Separation and transformation costs include one-time incremental expenses associated with becoming a stand-alone publicly-traded company and costs and income associated with the transformation of our global technical center footprint.

(2)	Transaction related costs include charges for due diligence, integration planning and other expenses related to the Transaction with BorgWarner.
(3)

Pension charges include additional contributions to defined contribution plans, other payments to impacted employees and other related expenses resulting from the freeze of future accruals for nearly all U.K. defined benefit pension plans.

Segment Adjusted Operating Income

(in millions)
Three Months Ended March 31, 2020	Fuel Injection Systems	Powertrain Products	Electrification & Electronics	Aftermarket	Corporate Costs and Other (1)	Total
Operating income	$(16)	$27	$(2)	$15	$(44)	$(20)
Restructuring	32	8	1	—	2	43
Separation and transformation costs (1)	—	—	2	—	1	3
Transaction related costs (2)	—	—	—	—	12	12
Pension charges (3)	2	—	—	—	—	2

Adjusted operating income	$18	$35	$1	$15	$(29)	$40

Depreciation and amortization	$30	$11	$13	$1	$1	$56

Three Months Ended March 31, 2019	Fuel Injection Systems	Powertrain Products	Electrification & Electronics	Aftermarket	Corporate Costs and Other (1)	Total
Operating income	$13	$57	$13	$14	$(42)	$55
Restructuring	3	—	—	—	—	3
Separation costs (1)	—	1	4	—	13	18
Asset impairments	—	3	—	—	—	3
Pension charges (3)	7	—	—	1	—	8

Adjusted operating income	$23	$61	$17	$15	$(29)	$87

Depreciation and amortization (4)	$28	$14	$10	$1	$—	$53

(1)

Separation and transformation costs include one-time incremental expenses associated with becoming a stand-alone publicly-traded company and costs and income associated with the transformation of our global technical center footprint.

(2)	Transaction related costs include charges for due diligence, integration planning and other expenses related to the Transaction with BorgWarner.
(3)

Pension charges include additional contributions to defined contribution plans, other payments to impacted employees and other related expenses resulting from the freeze of future accruals for nearly all U.K. defined benefit pension plans.

(4)	Includes asset impairments for the three months ended March 31, 2019.

Adjusted Net Income and Adjusted Net Income per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Delphi Technologies, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended March 31,
	2020	2019
	(in millions, except per share amounts)
Net (loss) income attributable to Delphi Technologies	$(57)	$16
Adjusting items:
Restructuring	43	3
Separation and transformation costs (1)	3	18
Asset impairments	3	3
Pension charges (2)	2	23
Transaction related costs (3)	12	—
Tax adjustments (4)	13	(4)

Adjusted net income attributable to Delphi Technologies	$19	$59

Weighted average number of diluted shares outstanding	86.28	88.55

Diluted net income per share attributable to Delphi Technologies	$(0.66)	$0.18

Adjusted net income per share	$0.22	$0.67

(1)

Separation and transformation costs include one-time incremental expenses associated with becoming a stand-alone publicly-traded company and costs and income associated with the transformation of our global technical center footprint.

(2)

Pension charges include a one-time plan curtailment charge, additional contributions to defined contribution plans, other payments to impacted employees and other related expenses resulting from the freeze of future accruals for nearly all U.K. defined benefit pension plans.

(3)	Transaction related costs include charges for due diligence, integration planning and other expenses related to the Transaction with BorgWarner.
(4)

Represents an adjustment to income tax expense related to the tax impact of a one-time intercompany transaction, changes in tax law recognized at the date of enactment and the income tax impacts of the adjustments made for restructuring and other special items by calculating the anticipated income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred. In addition, for the three months ended March 31, 2020, in response to expected earnings volatility related to the impacts of COVID-19, included in this line is an adjustment to present an adjusted effective tax rate of 25%, as otherwise the adjusted effective tax rate would not be representative of a normalized effective tax rate.